Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-173327, No. 333-217141, No. 333-230636 and 333-254958) and on Form F-3 (No. 333-191325) of Adecoagro S.A. of our report dated April 28, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PRICE WATERHOUSE & CO. S.R.L.

/s/ Jorge Frederico Zabaleta (Partner)
Jorge Frederico Zabaleta

Buenos Aires, Argentina.
April 28, 2021.